Exhibit 10.2

FOURTH AMENDMENT TO THE

PREMCOR PENSION PLAN FOR CERTAIN UNION EMPLOYEES

WHEREAS, Premcor Inc. (“Premcor”) previously adopted the Premcor Pension Plan for Certain Union Employees (“Plan”); and

WHEREAS, Premcor reserved the right to amend the Plan in Section 12 thereof; and

WHEREAS, effective January 1, 2005, for paragraphs one and two, Premcor desires to amend the Plan to reflect a change in Plan sponsorship to The Premcor Refining Group Inc. (“Company”) and effective March 28, 2005, for paragraph three to reduce the limit for certain mandatory distributions;

NOW THEREFORE, the Plan is amended as follows:

1. Section 1E is deleted and in its place is substituted the following:

E. “Company” means (i) prior to January 1, 2005, Premcor Inc. and (ii) on and after January 1, 2005, The Premcor Refining Group Inc.

2. Section 16G is deleted and in its place is substituted the following:

G. Administration of Plan.

1. The Company shall be the Plan Administrator.

2. The General Counsel of the Company shall be agent of the Plan for service of legal process.

3. All references to the amount “$5,000” in Sections 9 and 16D are hereby replaced by the amount “$1,000”.

IN WITNESS WHEREOF, Premcor and the Company have caused this amendment to be executed by a duly authorized officer this 14 day of February, 2005.

PREMCOR INC.

By:	/s/ James R. Voss

THE PREMCOR REFINING GROUP INC.

By:	/s/ Dennis R. Eichholz